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                                                                     Exhibit 5.1


                                BINGHAM DANA LLP
                               150 Federal Street
                                Boston, MA 02110


                                  June 2, 1999



Exchange Applications, Inc.
89 South Street
Boston, Massachusetts  02111

     Re:  FORM S-1 REGISTRATION STATEMENT
          -------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Exchange Applications, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 3,450,000 shares (including 1,000,000 shares to be issued and offered by the Company and 2,000,000 outstanding shares offered by the stockholders of the Company listed on SCHEDULE II of the Underwriting Agreement (the "Underwriting Agreement"), by and among the Company, the stockholders of the Company listed on SCHEDULE II thereto (the "Selling Stockholders") and the representatives of the several underwriters listed on SCHEDULE I thereto (collectively, the "Underwriters"), and also including an additional 450,000 shares in the aggregate that may be offered by certain of the Selling Stockholders, in order to cover over-allotments, if any), of Common Stock, par value $.001 per share, of the Company (the "Shares"), pursuant to a Registration Statement on Form S-1, File No. 333-78133 (as amended, the "Registration Statement"), initially filed with the Securities and Exchange Commission on May 10, 1999. The Shares to be issued and offered by the Company are referred to below as the "Company Shares" and the Shares to be offered by the Selling Stockholders are referred to as the "Selling Stockholder Shares."

     We have reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise identified or authenticated to our satisfaction, of such corporate records, instruments, agreements or other documents of the Company, and certificates of officers of the Company as to certain factual matters, and have made such investigation of law and have discussed with officers and representatives of the Company such questions of fact, as we have deemed necessary or appropriate to enable us to express the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the


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Exchange Applications, Inc.
June 2, 1999
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authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

     We have also assumed that (i) the Underwriting Agreement, substantially in the form of Exhibit 1.1 to the Registration Statement, will have been duly executed and delivered pursuant to the authorizing votes of the Board of Directors of the Company and that the Shares will be sold and issued or transferred only upon the payment therefor as provided in the Underwriting Agreement; and (ii) the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.

     This opinion is limited solely to the Delaware General Corporation Law as applied by courts located in Delaware, to the extent applicable to the transactions that are the subject of this opinion.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and that the Selling Stockholder Shares are, and the Company Shares, when delivered and paid for in accordance with the provisions of the Underwriting Agreement, will be, validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Validity of the Common Stock" in the Prospectus included in the Registration Statement.

                                        Very truly yours,

                                        /s/ BINGHAM DANA LLP

                                        BINGHAM DANA LLP